UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/20/2008

SHARPER IMAGE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15827

DELAWARE	94-2493558
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

350 THE EMBARCADERO, 6TH FLOOR
SAN FRANCISCO, CALIFORNIA 94105
(Address of principal executive offices, including zip code)

(415) 445-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 25, 2008, Sharper Image Corporation (the "Company") issued a press release announcing that on February 20, 2008 it received notification from the Nasdaq Stock Market indicating that the staff of the Nasdaq Stock Market had determined, in accordance with NASDAQ Marketplace Rules 4300, 4450(f) and IM-4300, that the Company's common stock should be delisted from the Nasdaq Stock Market in light of the Company's filing for protection under Chapter 11 of the U.S. Bankruptcy Code and concerns about the residual equity interest of the existing listed securities holders and the Company's ability to sustain compliance with all of Nasdaq's listing requirements. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Trading in the Company's common stock will be suspended at the opening of business on February 29, 2008 unless the Company requests an appeal of Nasdaq's delisting decision. The Company does not intend to appeal Nasdaq's delisting decision and expects that its common stock may continue to trade on the over the counter following February 28, 2008.

Item 9.01.    Financial Statements and Exhibits.

(d)        Exhibits.

No.                Description

99.1                Press release dated February 25, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

Date: February 25, 2008	By:	/s/ James M. Sander
James M. Sander
Senior Vice President, General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated February 25, 2008